Form C

Cover Page

Name of issuer:

EPIC Global Franchising LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 8/19/2015

Physical address of issuer:

160 Majorca Ave
Coral Gables
Miami FL 33134

Website of issuer:

http://epichybridtraining.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$55,505.00	$54,198.00
Cash & Cash Equivalents:	$55,505.00	$54,198.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$47,578.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($5,191.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

EPIC Global Franchising LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Alexander Nicholas	Owner	J V Successors INC	2015
Paul Buijs	Consultant	EPIC 38TH LLC	2016
Cassidy Watton	Consultant	EPIC 38th LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alexander Nicholas	CEO	2015
Paul Buijs	Vice President	2016
Cassidy Watton	Program Architect	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alexander Nicholas	N/A	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Competitive marketplace. There are a number of competitors and potential competitors in the market of fitness. If the Company is unable to differentiate itself from its competitors, drive value for its clients and/or effectively align its resources with its goals and objectives, it may not be able to compete effectively. The Company's competitors may introduce their own value-added solutions more effectively than the Company, which could adversely impact the Company's growth.

EPIC Global Franchising is still a small franchising company. We started in 2015 and have had lots of interest since our inception, but we are still very new.

Your investment is not guaranteed. Just like every investment, your principal investment is not guaranteed.

This is a revenue share, which means we payout based on our actual revenue not our projected revenue. The Company may never achieve sufficient revenue to reach the payback target. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

EPIC Global Franchising LLC is very selective in its franchisees which may slow down growth in the short term.

Statements in this Form C regarding the Company, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, intend, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors. For a discussion of these and other related risks, please refer to the following "Risk Factors" in this Question 8. Forward-looking statements represent the Company's management's beliefs and assumptions only as of the date made. The Company assumes no obligation to update these forward-looking statements.

We are an early stage company. The Company has a limited operating history and has received limited revenues to date. If you are investing in this company, it's because you think this is a good idea, that the founders can execute it better than their competition, that they can price their product right and sell it to enough people such that the company will succeed. You are taking all these things on faith, because it's impossible to know what will happen. We are dependent upon additional capital resources for the continuation of our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

We rely on the protection of patent, trademark, copyright and other intellectual property protection rights. Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: We hope to hire a full-time COO/CMO with a proven track-record of success in franchising development for the past decade. Hire a cutting-edge strategic marketing and media firm to develop the brand for explosive national and global growth.

If we raise: **$1,070,000**

Use of Proceeds: Hire a full-time COO/CMO/CFO with a proven track-record of success in franchising development for the past decade.
Hire a cutting-edge strategic marketing and media firm to develop the brand for explosive national and global growth. We plan to hire an extensive franchise and development team to grow the EPIC Hybrid Training Brand 10x in the next 5 years. Create a marketing and operating budget for the next 3 years.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through

Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount), provided however that at any time the company may defer up to 2 such payments upon notice to the Lender.

Investors who fund the first $100,000 of the fundraise will receive 3x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	

Options:

Describe any other rights:

This is a 100% single member LLC with no other securities. Single member has 100% voting rights and is sole Director.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

N/A

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Our Affiliate brand is EPIC 38 LLC. Alexander Nicholas is a principle shareholder in both companies. Our relationship is outlined in more detail in the attached franchise disclosure document. Epic 38 LLC operates two locations of the type being franchised: 1) 226 East 54th Street New York, NY, 10022; and 2) 38 West 38th Street, New York, NY, 10018.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

There's not a weekend that goes by where you may hear someone talking about a race, fun run, or obstacle race they participated in. With participants growing to 5 million plus this year, EPIC Hybrid Training offers a new approach to the average gym goer.

EPIC Hybrid Training consists of eight different fitness classes along with the EPIC Obstacle Run for the OCR enthusiasts. All classes have a range of 5-8 unique circuit stations that utilize EPIC movements.

Workouts are reprogrammed every 4 weeks with different EPIC movements to ensure enough time to see progress as you can take a specific class at least 4 times each month, but also ensure new and exciting workouts each month.

Milestones

EPIC Global Franchising LLC was incorporated in the State of Florida in October 2015.

Since then, we have:

-Serviced over 500,000 clients in less than 5 years

- Been featured on major media news outlets and were featured on SWEAT INC on SPIKE TV

- Opened7 franchise outlets

Historical Results of Operations

Our company was organized in October 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $47,578 compared to the year ended December 31, 2015, when the Company had revenues of $0. Our gross margin was 100.0% in fiscal year 2016. This increase was due to new franchise sales and other revenue.

- *Assets.* As of December 31, 2016, the Company had total assets of $55,505, including $55,505 in cash. As of December 31, 2015, the Company had $54,198 in total assets, including $54,198 in cash.

- *Expenses .* In 2015 our expenses were $0, which increased to $52,769 for 2016. This increase was due to expenditure on marketing, bank fees, office expenses, utilities and professional fees.

- *Net losses:* The Company has had net losses of $5,191 and net income of $0 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively. This decrease was a result of expenses being greater than revenue for that year.

- The Company has no long or short-term debt for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources

We do not have any other sources of capital other than our own organic growth and the Wefunder campaign.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

EPIC Global Franchising LLC cash in hand is $13,403.93, as of September 2017. Over the last three months, revenues have averaged $5,000/month and expenses $500/month, for an average profit of $4,500 per month. The new funds are not necessary for the viability of the company and are being raised in order to expand.

In the short to mid term we expect to have higher expenses due to our marketing/media partner and budget along with the payroll of our full-time COO who will specialize in Franchise Development.

In lieu of a successful Wefunder campaign we will continue to operate as usual.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://epichybridtraining.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Epic Global Franchising 2x Revenue Share
Epic Global Franchising 3x Revenue Share

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Alexander Nicholas
Cassidy Watton
Paul Buijs

Appendix E: Supporting Documents

EPIC_Hybrid_Global_FDD_2017_.pdf

INVEST IN EPIC GLOBAL FRANCHISING

Franchising an entertaining & tough fitness program designed for optimal results

EPIC is a unique fitness regimen I designed for the masses of worldwide fitness enthusiasts who want to stay engaged and inspired through each and every workout. We combine aspects of conventional and unconventional movements in a high intensity circuit training format to produce optimal results. This is the ideal all-around workout program. The concept has grown rapidly from two company locations in NYC to 9 locations in 2017 (7 franchise owned). We are excited to take this brand global.

Alexander Nicholas
FOUNDER AND CEO, EPIC GLOBAL FRANCHISING


FOLLOW US FOR UPDATES
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EPIC9
$0
raised of $250K goal
$100 min
by Wefunder Portal LLC
INVEST

Revenue Shares

10% of revenues | **2.0X** investment amount

EPIC Global Franchising will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 3X investment amount

Investors who fund up to the first $100K of this fundraise will receive quarterly payments until 100% of your principal is returned plus 200% on top.

INVESTOR PERKS

$250+	A limited edition EPIC t-shirt
$500+	A limited edition EPIC Designer Hoodie
$1,000+	1-Month membership at the EPIC Hybrid Training Center of your choice
$2,500+	3-Month membership at the EPIC Hybrid Training Center of your choice
$5,000+	1-Year membership at the EPIC Hybrid Training Center of your choice
$10,000+	50% off the Franchise fee of an EPIC Hybrid Training Center or 5-Year membership of an EPIC of your choice
$25,000+	100% off the Franchise fee of an EPIC Hybrid Training Center or a lifetime membership at the EPIC Hybrid Training Center of your choice

OUR AMBITION

Our growth so far has been extraordinary. We started franchising 3 years after our first studio opened, and all 6 of our 7 franchises are open and succeeding (the seventh will open in early December). Next year, we want to grow to 20 franchise locations, and eventually get to 100 locations across North America and beyond.

KEY FACTS

- Serviced over 500,000 clients in less than 5 years.
- 9 locations to date with 7 franchise outlets.
- Featured on "Sweat Inc." with Jillian Michaels.
- Featured on CBS, ABC, Fox, NBC news channels.

DOCUMENTS

Epic_Slide_Deck_Nov_17.pdf

epichybridtraining.com *from New York New York*

B2C ENTERTAINMENT MAIN STREET RETAIL ATHLETES LEISURE LIFESTYLE HEALTH AND FITNESS

Why I Like EPIC Global Franchising

I opened my first franchise with EPIC in 2017 and I'm already looking to open my second location. The magic in these workouts and community changes lives and it has inspired me to grow the EPIC brand throughout the Bay Area.



Teddy Hsiung

PARTICIPANT AND FRANCHISE OWNER

THE BUZZ ABOUT EPIC GLOBAL FRANCHISING

Epic is not just a clever name – they offer some of the most incredibly epic, challenging classes I have ever taken at a gym. While they seem to have something of a particular interest/promotional tie in preparing people for Spartan obstacle course races, you need no specific interest in that to simply enjoy the challenge of their diverse, inventive workouts. Their classes cycle you through 8 stations, where you will do each workout for about 40-60 seconds. You'll work your whole body with all sorts of equipment – kettlebells, TRX, etc. – but so much of it is using your own body and its weight dynamically, in inventive and unusual ways, to climb, box jump, plank, etc.



Rob W
Reviewer, Yelp ELITE

BEST NEW WORKOUT! You will go through strength, endurance, and agility drills designed for professional athletes at intervals of 30 seconds to a minute with minimal rest. It's about as close to training like an elite athlete as you can get in a class environment.



Matt Meltzer
Participant, Writer Thrillist

Hoodline

New Fitness Studio 'Epic Hybrid Training' Now Open In Soma | Hoodline

Get ready to sweat: a new circuit training gym has opened up shop in the neighborhood. The fresh addition to SoMa, called Epic Hybrid Training, is located at 604A 3rd St. (between Brannan St & Townsend St).
November 10, 2017 @ hoodline.com

MEN'S FITNESS

Forecasting 2015: Our Predictions for the Top 10 Fitness Trends in 2015

We're confident in forecasting what fitness trends to watch for in 2015. See what the hype is all about and watch as they pick up momentum in 2015. 10 At-Home Workouts to Build Muscle in Under 20 Minutes >>> Concierge Fitness SIN (Strength in Numbers)
November 10, 2017 @ mensfitness.com

MUSCLE & FITNESS

Obstacle Race Workout to Crush Your Next Course

Page 1 | Conquer most any adventure race with this new and improved four-week training plan.
November 10, 2017 @ muscleandfitness.com

No Logo

The Best Fitness Classes in NYC for a Killer Workout

Epic Hybrid Training from $35 per class, epichybridtraining.com Location: Midtown East and Bryant Park, Manhattan The classes at Epic are unlike any other workout. Push yourself through the circuit-style class that'll have you dripping in sweat. These
July 4, 2017 @ bestproducts.com

INSIDEHOOK

This 30-Minute Workout Will Help You Conquer Tough Mudder

Somewhere along the way, the world decided running marathons wasn't enough of a challenge. "Let's add some log carrying and fire leaping to that," the world said. "And mud. Just endless mud." So in a world of Tough Mudders, Spartan Races and
January 30, 2017 @ insidehook.com

Harper's BAZAAR

Watch: Madison Headrick & Robin Holzken Take on Epic Fitness Course

It's no surprise that the modeling world is competitive-you've got to have beauty, brains and brawn. Madison Headrick (The Lions) and Robin Holzken (The Society Management) prove they've got it in spades as we challenged the rising models to
June 2, 2016 @ harpersbazaar.com

FOX Hard workouts - EPIC Hybrid Training

Uploaded by EPIC Hybrid Training on 2015-11-20.

November 20, 2015 @ youtube.com

Target: Ultimate Fitness

The class in question is at Epic Hybrid Training, a gym in Manhattan dubbed by a fitness writer as having "the toughest workout in New York City." Its focus is on high-intensity interval training (HIIT, see right) which means it consists of short spurts

February 10, 2015 @ epichybridtraining.com

Video: Intense Workout Burns 1,200 Calories

To new fitness goals might be near 2015 plants first some Abbas trip to ensure as good enough but. For those who crave a serious challenges there's a routine deemed by some to be the toughest around or I had see this for myself.

December 30, 2015 @ abcnews.go.com

Epic Hybrid Training's Grynd is the toughest workout in New York City.

You've made it through boot camp and pedaled through the toughest class SoulCycle has to offer. Now it's time for a real workout. Welcome to Grynd, the toughest exercise class in the city.

October 7, 2014 @ nydailynews.com

Gym Takes Fitness To A Whole New Level With 1,100-Calorie Workout

A fitness routine that claims to burn over 1,000 calories per class may just be the toughest workout in New York City. The co-founder of Epic Hybrid Training on West 38th Street, Alex Nicholas, calls the shots during the class called Grynd. CBS 2's Emily

October 7, 2014 @ youtube.com

The only New York fitness studio with spear-throwing on the roof

Climbing ropes? Check. Traverse wall? Check. Spears, targets, and hay bales? Check. While it sounds like the set-up list for an obstacle race, it's actually a list of things you'll find on one Midtown rooftop, just blocks from Bryant Park, where Epic Hybrid

August 13, 2014 @ wellandgood.com

Tackling Obstacles, the Good Kind

In the kettlebell lift, which simulates raising a concrete block on a pulley - known in races as the Herculean Hoist - I grabbed a rope that was tied to a 25-pound kettlebell and draped over a horizontal pole near the ceiling and pulled it upward without

July 16, 2014 @ nytimes.com

Carry-On: How to Throw a Spear

Video on msnbc.com: A growing pack of fitness fanatics are turning traveling to obstacle races in exotic locales into destination "racecations." But you won't truly be able to relax until you know how to conquer the biggest obstacle race's deceptively

July 2, 2014 @ nbcnews.com

We Tried It: Epic Hybrid Training

As the mornings continue to get colder, I find myself having the same internal battle more and more frequently: To stay or not to stay? (in my warm comfy bed, that is). "The gym is only seven floors away," I say to myself. "It can't be that bad."

November 1, 2013 @ foxnews.com

Jenna hits 'playground' for monkey-style workout

TODAY's Jenna Wolfe visits the Monkey Bar Gymnasium in New York City, where traditional playground activities you probably did as a child provide an intense, high-energy workout for adults

March 30, 2013 @ vimeo.com

Franchising Our Successful Boutique Fitness Gyms

We've been dubbed, "The toughest workout in New York." Founder and pro Spartan Racer Alexander Nicholas started EPIC Hybrid Training as a way for people to safely and effectively train for highly athletic obstacle courses. The program uses body weight, cardio and strength training exercises in a High Intensity Interval Training (HIIT) format to maximize results.

Why We're Different

Alex brought in aspects of cross-training, yoga, bodybuilding, sports conditioning, parkour, obstacle races, HIIT, and more to design EPIC. Our participants keep coming back for the...

Physical results: Our workouts burn 1,100 calories in a single session. An intense spin class burns only 600 calories.

Fun: Swing from monkey bars, climb ropes, soar across rings — this isn't your typical workout. Our classes change every four weeks to keep things fresh.

Community: Participants cheer each other on through tough workouts and feel closer at the end of a session. Coaches are supportive, not drill sergeants.

Safety: Our classes are performed barefoot to help our members become more in tune with their body awareness. Improving foot and ankle function will do wonders for movement mechanics, particularly in the hips and lower torso. The feet and ankles are best trained with a variety of exercises that focus on stabilization and balance. We keep class sizes small to allow for individual instruction and adjust movements to accommodate for prior injuries and skill level.


EPIC
HYBRID TRAINING




LET
EPIC
HYBRID
KEEP YOU
ON THE
CUTTING EDGE






EPIC
EPIC

Franchise Slide Deck


EPIC
HYBRID TRAINING
EPICHYBRIDTRAINING.COM
A Revolution in Fitness
Proven Concept. Highly Profitable.
Amazing Franchise Potential



A Letter from Alex Nicholas

What truly is EPIC Hybrid Training?


EDGE
NEWS, INTERVIEWS, SPORTS, AND GEAR
Alexander The Great
Spartan Race standout ALEX NICHOLAS is bringing some muscle to obstacle racing. Forget the marathon running

November 12, 2017

When EPIC started, my goals and vision weren't more than: what workout can I devise each day that is going to kick my ass in the best way possible while being scalable for everyone to participate in?

How can I make my body a full-blown machine where I do not need too much workout gear while still feeling like I received the workout of a lifetime? How can I create synergy in a group fitness atmosphere where everyone is enhancing the experience? These are questions I ask myself every day concerning EPIC and what i love most is that I always feel challenged. The fitness industry is a competitive one and trends come and go very quickly. If you decide to build a weak-ass foundation on gimmicks and hocus pocus, the journey will be short, and it is going to end badly.

What my team and I have tried our best to do is tap into people's mindsets and do our best to re-wire what people think an "epic" workout really is. I have done workouts where my body is beat to shit and I can't move for days. I used to consider this an "epic" workout. My swollen joints, awkward gait, and back pain used to be considered a badge of honor. The truth is that it was really just stupid. I now have four standards when considering a workout to be "EPIC":

- *Was the workout safe?*
- *Was the workout creative?*
- *Was the workout fun?*
- *Was I challenged?*

Every time you work out, ask yourself these four questions...I'll bet at least nine times out of ten you will be disappointed that your workout wasn't "epic."

So I guess I have been dodging the question at the start of this rant. What truly is EPIC Hybrid Training? I'll spare you the salesman pitch (go to epichybridtraining.com for our generic answer), and let you know what EPIC Hybrid Training is to me:

EPIC Hybrid Training is a group fitness, all-encompassing workout that seriously changes lives, especially mine. I have never put myself first when answering this question, but the truth is that the program started with me and I've lived this program from day one. I have been fortunate enough to make lifelong friends and enhance people's lives doing what I love most. How many people can say that?

There are many fitness programs that breed results and EPIC isn't any different. We get serious results, trust me. Where I have noticed the biggest difference is how personal people are about the program. How much pride people have in their workouts. How excited people get when they accomplish something they never thought they could do. The program changes mindsets and expectations for the better—that's what I love most

Sincerely,

Alexander Nicholas

How We Earn Money

Right now we have 9 EPIC Hybrid Training locations. Next year, we aim to have 20 locations. In 5 years, we aim to have 50 to 100.

6%	$19,900	$24,000	$680,000
Royalties on gross sales per franchise	One-time fee earned when new franchise opens	Annual royalties earned per franchise	Projected revenue from adding 10 more franchises in 2018

Boutique Fitness Market Stats

70%	$9 billion
Attendance growth of boutique fitness gyms (2012-2015)*	Size of boutique fitness gym market*

According to 2016 report from International Health, Racquet, and Sportsclub Association

Founder



Alexander Nicholas

Founder and CEO

15+ years experiences in executive business leadership. Reebok-sponsored Spartan Pro Team member. Passionate about coaching and running obstacle races.

AND THE REST OF THE TEAM



Paul Buijs

VP Operations

Heads IT and Marketing for EPIC. Experienced business owner and operations management professional with a demonstrated history of working in the endurance sports and health and fitness industries.



Cassie Watton

Program Architect

Designs and structures classes with EPIC movements. Current female champion of Steve Austin's Broken Skull Champion. On the Spartan Race Pro Team. Coaches at EPIC Hybrid Training NYC



Steven Nicholas

Asset Advisor

Mr. Nicholas is responsible for maximizing value by providing senior asset management leadership.

Interview

Wefunder interviewed Alex Nicholas on October 24, 2017.

– COLLAPSE ALL

WF: What is Epic Hybrid Training?

NICHOLAS: Epic Hybrid Training gives people the perfect mix of entertainment and fitness while producing optimal results. It's a high-intensity, circuit-training boutique fitness program that combines conventional and unconventional exercises to keep people engaged for a long period of time. We started from very humble beginnings in a shared studio space with only around 1,000 square feet in the heart of New York City. We grew very rapidly from there and got picked up by national media channels very early on in our process. We are fortunate to have been featured on "The Today Show" and "ABC World News."

Now, we're the next big thing in fitness. As boutique fitness businesses have boomed in the last three to four years and gone from a $4 billion industry to an $8 billion industry, we've been able to ride that wave and be an outlet for people who are looking for something new in fitness. These are people who have either had bad experiences or haven't been mentally or physically stimulated by CrossFit, Orangetheory, F45, and other competitors in our fitness space. We already have locations across the country. Now we are at the point where we have a good opportunity to not only become a national brand but to be a force within the boutique fitness industry in every major city and suburb in North America.

WF: What's the program like and how is it different from everything else that's available?

NICHOLAS: Really what we focus on is fitness as a community. CrossFit did a great job to that but it's not the end all, be all. We are in the realm of people that love weekend mud runs and obstacles races. They want to keep themselves in great shape and want to have fun doing it. They want to be in a healthy yet semi-competitive environment where they don't have to force themselves into a community. We've been able to keep high-intensity circuit training safe.

All of our workouts are barefoot. We have a different workout for everyday of the week. We reprogram after every month to keep things fresh. We really push it on people that have been part of fitness in the past and are looking for something new, different, and creative. We also attract people that just have never been into fitness and are looking to be part of something big. They've found our small studios and are excited about being part of the small community within a bigger community.

WF: What got you started with this and what was the inspiration?

NICHOLAS: Our inspiration comes from the feelings we had as young kids being into fitness. I grew up with traditional workouts and college football. We did workouts all the time that I didn't think benefited us on the football field. In a football game, a play usually will last five to ten seconds, and the workouts we were doing had no similarity to what a real game was like. As I graduated from college and got into hospitality, I learned that side of business. I also got into mixed martial arts and really liked the functional fitness aspect of that before "functional fitness" was a buzz word. It combined a lot of my vision of what fitness and working out really should be. It was a combination of high-intensity training, circuit training, functional fitness, and then adding the aerial obstacles and the obstacle racing that have become so popular.

We take aspects of a parkour gym and put them inside a functional fitness gym. It gives people opportunities to experience different types of excitement and fitness aspects like what people on Ninja Warrior or SparkMates or Tough Mudder are doing.

WF: How have you tried to expand the business?

NICHOLAS: It has all been very organic, and I honestly never thought it would get this big. I thought about having one small studio and was proud to have that. It was mostly that the public wanted more. There were always questions: When were we going to open in Toronto? When are you going to open in California? When are you going to open in Saint Louis? It was a great problem to have, and I wanted people to experience more of these workouts and more of the culture we are building. But I didn't have the resources I needed to expand.

Then I was picked to be on a show called *Sweat Inc*. It was hosted by Jillian Michaels and was like *Shark Tank* meets fitness, so it was all about finding the next big trend in fitness. We were one of the big companies involved with that show, and it got my brain working towards franchising and becoming a player in the franchise space like Orangetheory and F45. I'm glad that we didn't win that show because it's been a blessing in disguise. It put us on the radar for people looking for franchises and the type of workout we do. It's really helped us in the sense of giving us some exposure and getting people excited about our brand.

WF: Where are you located now?

NICHOLAS: We have nine locations and should have ten by the end of the year. Two are company-owned and the rest are franchises. We have tons of interest in expansion. I have phone calls every week and this was with zero marketing. I've got a call with a guy who wants to open up multiple locations in British Columbia. I've got another call with someone who wants to open in Fort Lauderdale and Boca Raton, Florida. Every week, I am vetting people who want to be owner-operators and franchisees for our brand.

WF: How is the company structured? How do you make money?

NICHOLAS: Epic Global Franchise manages the seven franchises and pulls in their revenue. The company collects all of the franchise fees, the start-up fees, and then 6% of gross sales. That's how we make our money. Each locations pays $19,900 and then royalties, which is 6% of gross sales every month.

WF: How much are you earning from the franchisees now?

NICHOLAS: We earn around $2,000 to $3,000 per month right now. EPIC Global Franchising is in our second year now, and we're seeing that as these franchise locations become more popular, many are breaking even within the first six months or maybe closer to a year. Now we are starting to see more rapid growth as their gross sales increase. That's what's great about this. We're not losing franchises and are going in the right direction, so everybody is growing. Revenues are going in the right direction month after month.

At this point, it's usually anywhere from $500 to $1,000 per franchise per month, so anywhere from $3,500 to $7,000 monthly.

WF: Do you have a baseline number for a location that is successful that gives people an idea of what a good location will pull in for gross revenues?

NICHOLAS: Our New York City location will do a half million dollars in sales this year. If you take 6% of that amount, you'll get the number that we collect. That comes to $30,000 that we pull in for a good location. I expect all of the locations to be anywhere from $350,000 to $500,000 in terms of gross revenue.

The goal for 2018 is to have 20 locations. Even on a small number like $400,000, with 6% royalties, it would be $24,000 times twenty. We'll have $480,000 in revenue next year just on the 6% royalties. If you add another 10 locations, that's approximately $20,000 each. That's another $200,000 on top of that, so our revenue would be close to a million dollars that year.

WF: How many locations do you think the U.S. can support?

NICHOLAS: The goal is to grow to between 50 and 100 locations and then see if another business wants to acquire us. I've had talks with Crunch and Bisk brand. At that point, there may be a buy out, because we're a stand-alone company that is making very good revenue and captured a ton of market share, or there will be a bigger company that wants to come in and scoop us up.

WF: How do you select the right franchise partners?

NICHOLAS: The whole goal is to screen them so that they're all people who can run a successful franchise business. I do research. There are franchise salesmen in companies who just sign up people without giving them the right support and guidance. They sign up anybody who has enough working capital. I've been very selective in who I get. Our process has been a bit slower, but it's meant to create sustainable growth and keep quality control of our brand. That's created a little bit of a bottleneck in finding the right partners. I've turned down a lot of money from people that have wanted to do this because they didn't seem like they were going to be a good owner-operator or I found a good owner-operator to run the business itself.

WF: What's the vetting process for franchise owners?

NICHOLAS: We won't approve a deal unless the owner-operator has at least five years of experience owning their own business *or* has at least one personal trainer signing on who's run their own personal training business for over 12 months *and* is doing a profit share within the franchise. So for example, we would take on someone who is a franchise owner if they've got an operator who has a personal training business, group fitness business, or boot camp business. Those are the types of people we've found to be the most effective because they have a partner who feels like they are part of something bigger. It's now more than just their personal training business: they are on a profit-sharing agreement with their franchisee, and that's worked really well.

WF: What's your strategy for marketing new locations and making sure they're successful?

NICHOLAS: I'd like to take on a marketing partner and bring on a few other people who are experts in franchising because I want to streamline our process. We don't do any advertising for franchises right now, so people are just finding us online. We are listed in *Entrepreneur* and *Franchise Times*, and that's just basically on a base financial and the experience that people have had, and feedback that they've given to these different editorials unsolicited.

I recommend that our franchisees go into the heart of where any fitness center is. If there is a CrossFit or a market that is already saturated with fitness, I love going right in there. I wholeheartedly believe that what we bring to the market is different, exciting, and efficient. For example, in New York, we have just consumed and covered our competition all around us. We've thrived because we have claimed a lot of market share and numbers from other competitors. We've been able to piggyback on other people's marketing to get people into our program.

Everyone is looking for the best gym, and if you are in a saturated market, there are a lot of people you can pluck away from other brands. There's a lot of people already using CrossFit and the alternatives. We just have to show them that we are more fun and a better place to work out. These are people who have already adopted the idea of going into classes and paying for that kind of gym model.

WF: What measure are you tracking for business progress?

NICHOLAS: We track the franchise growth and then our profitability within each franchise. Epic San Francisco opened in July and they were breaking even before November. For Epic Global Franchising, I measure how many franchises we have and the health of each franchise. As of right now, every franchise is profitable or at break even.

At what level the franchise become profitable depends on their lease and a lot of different things. There's payroll and operating expenses, but even getting to $12,000 or $15,000 a month in revenue can get people to that break even point very quickly. We estimate that it takes anywhere from six to 12 months to break even. After that, we like to see 30% margins year over year after the first year.

WF: What about the future of the business makes you nervous?

NICHOLAS: In the fitness market, people are always chasing the next new thing. They are looking for that magical fitness routine that gets them super fit without having to do too much work. A great thing about our program is that it's called Epic Hybrid Training. A hybrid workout can be anything, so we are always studying and advancing our fitness programs. We are taking in feedback and adjusting the way we are coaching and teaching our clients.

My biggest fear for Epic Global is growing too fast and the brand losing any integrity. We at least have some control over that by reviewing who we sell franchises to. The one thing that hurts franchises in the long run is that they grow too fast and so quality control and brand identity suffers.

WF: How did you get into this business?

NICHOLAS: I knew that I had to get out there and be the leader for this program. Two months after we opened our first location, I did a Spartan Race. I had no idea what I was getting myself into. The only reason I knew about Spartan Races is because the movie *300* was coming out on DVD and I searched for the movie online. I thought the race looked like fun so I tried it. It was an awesome experience. I did very well, and I saw there were about 10,000 people at this event over two days.

I realized there was no place for these people to really train in an effective and safe manner. I started doing these races more often that summer, and I ended up winning the first stadium race at Fenway Park. That was highly publicized and got us on the radar of Reebok and Spartan Race. I was asked to be part of the Spartan Race Pro Team. Doing these races, I got into the best shape of my life. For the next two years, I was flown all over the country to compete in these races. I was paid to do it, and it was a great. I was the billboard for this company in its first two years.

Two of my first franchisees signed on after getting to know who I was, seeing videos of what Epic was about, and taking a few classes when they were in New York. That's how I got my start with this type of fitness and got my name out there. It was through having a relentless passion for this business and for pushing people to the max in a safe and effective manner. That's what put us back to our soft startup model with soft flooring and the barefoot workouts. We focused on keeping people engaged in the workouts and in a safe manner. That's what we feel makes us different than your standard workout on a treadmill or using dumbbells over and over again. We love to have people on ropes and swinging on rings. We love getting them on monkey bars and doing lots of different drills that they might not ever see at a big box gym. I was fortunate enough to be on a lot of these shows like *American Ninja Warrior* and *Broken Skull Challenge*, and I had a lot of success on all of these, so that's been the springboard for me to be the front man for this business. Now I've brought on other athletes who are the poster boys and girls for what we are doing.

You really have to be the model of fitness if you want to run a fitness business. I knew I had a two- to three-year window. I'm in my late thirties, so I knew this was my time, I just had to get myself back into like college shape. Once I did that, I knew I'd have an opportunity to bring others on board, which is what I've been able to do.

WF: Why should people invest in Epic?

NICHOLAS: You should be a part of this if you believe in fitness and you believe in our passion for a fitness program that combines conventional and nonconventional exercises in a safe manner and gets people excited. You should invest if you want to be part of something that is bigger than all other boutique fitness that I've seen on the market.

Why put money into this? You'll be part of a movement that's going to be highly profitable, highly exciting, and something that's all about the greater good of getting people fit. It's a healthy, fun investment that you will feel good about at the end of the day. This industry has doubled in the last couple of years and is going to keep getting bigger. That community aspect of the gym is so important. It's why teams work, when you train around others you train harder.

WF: Who is on your team?

NICHOLAS: The company is basically a four-person team. I am the CEO overseeing day-to-day operations and making sure we are going the right direction. Paul is our IT and marketing departments at this point. He's handling all of the backend invoicing and making sure everything is up to date on our website. He also makes sure all of the franchisees have everything they need. Cassie is our program director. She is on the Reebok Spartan Pro team and a champion of Ninja Warrior. She's the one who comes up with all of the workouts right now. Emily is the quality control director. We just brought her on to help with visiting franchises and making sure they are staying on-brand. If those sites have issues, Emily brings it to the attention of whoever might be able to help.

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RISKS

1 Competitive marketplace. There are a number of competitors and potential competitors in the market of fitness. If the Company is unable to differentiate itself from its competitors, drive value for its clients and/or effectively align its resources with its goals and objectives, it may not be able to compete effectively. The Company's competitors may introduce their own value-added solutions more effectively than the Company, which could adversely impact the Company's growth.

2 EPIC Global Franchising is still a small franchising company. We started in 2015 and have had lots of interest since our inception, but we are still very new.

3 Your investment is not guaranteed. Just like every investment, your principal investment is not guaranteed.

4 This is a revenue share, which means we payout based on our actual revenue not our projected revenue. The Company may never achieve sufficient revenue to reach the payback target. The Securities have

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

EPIC Global Franchising is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
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Alex Nicholas

Owner/Founder at EPIC Hybrid Training Center

EPIC Hybrid Training Center • Gettysburg College

Greater New York City Area • 500+

Connect

Entrepreneur at heart!

I currently own succesful businesses in the heart of NYC and beyond. I have over 15 years of continued success which has not been an easy feat. KEATS has become the United Nations local bar while EPIC has become the one of the fastest growing boutique fitness phenomenon's across the country.

A large part of my personal life is dedicated to coaching and running obstacle races. My Spartan Race journey started in June of 2012 as a racer. I was lucky enough to place top 10 in my first race. I then went on to win the first ever Spartan Stadium Race at Fenway Park. Since then, I was chosen to be on the Spartan Pro Team and have had the unique experience to gain knowledge of the Spartan Race organization as a racer and as a contributor of creative ideas.

Special Skills

-I GET SHIT DONE!
Too much bureaucratic red tape paralyzes great ideas and concepts. Sometimes you have to dive in and adjust on the fly till you find optimum success.

-Self Taught PR/Marketing Machine
I have found success getting my businesses featured on The Today Show, Fox News, in the New York Times and much more without any formal PR/marketing training. I stay relentless in my endeavors to educate the public of my ventures through global media.

-Put people in the correct position to succeed
It has been exciting to watch employees of mine succeed once they are given the freedom and ability to do so. The challenge has been finding employees strengths and positioning them in the correct environment for success.

-Networking
In New York City another major hubs this skill is vital to be successful. I have managed to meet a countless number of people who I have helped and even more that have helped me along my journey.

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Experience

Owner
EPIC Hybrid Training Center
Jan 2012 – Present • 5 yrs 11 mos
New York Miami Providence

OWN

President
KEATS
Jun 2002 – Present • 15 yrs 6 mos

OWN

CEO
925 Cafe and Cocktails
Mar 2007 – Jun 2008 • 1 yr 4 mos

I was the owner and founder. My younger cousin now runs the company.

Education

Gettysburg College
1999 – 2001

University of Delaware
1997 – 1999

Featured Skills & Endorsements

Social Media Mar... · 32 — Endorsed by **2 of Alex's colleagues at EPIC Hybrid Training**

Social Media · 23 — Endorsed by **2 of Alex's colleagues at EPIC Hybrid Training**

Marketing Strategy · 20 — **Joshua Blaylock and 19 connections** have given endorsements for this skill

See 24 more skills

Interests

Social Media Marketing
2,061,771 members

University of Delaware
132,707 followers

EPIC Hybrid Training
46 followers

Executive Athletes
22,672 members

Gary Vaynerchuk
Chairman of VaynerX, CEO of VaynerMed...
1,416,510 followers

Franchise Networking
46,065 members

See all



Paul Buijs

VP Operations at EPIC Hybrid Training | Owner at ActiveNYC.com | Scout at Wefunder

EPIC Hybrid Training • Florida Atlantic University

New York, New York • 500+

Connect | Send InMail | ...

Experienced business owner and operations management professional with a demonstrated history of working in the endurance sports and health and fitness industries. Skilled in Digital Strategy, Search Engine Optimization (SEO), Direct Marketing, Digital Marketing, and Analytics. Strong entrepreneurship focus with a Bachelor's degree focused in Marketing from Florida Atlantic University.

Media (1)


PIC Hybrid Training Franchise
you ready to join the leader in hybrid training?

EPIC Franchise Opportunities

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Highlights



1 Mutual Connection
You and Paul both know Adey Almohsen

You both work at Wefunder
Paul started at Wefunder 2 years and 4 months after you did

Paul's Articles & Activity

18,268 followers

+ Follow


GROWTH
TOOLS OF TITANS
TIM FERRISS
GROWTH HACKER MARKETING

Are you ready to become the ultimate growth hacker?
Paul Buijs on LinkedIn



Our team braving the cold at last night's Steelers game with Aetna's Pete Diniaco!
Paul liked



This is @Tesla's big new all-electric truck – the Tesla Semi http://tcrn.ch/2j1TiJy
Paul liked



Full day of skiing or snowboarding with an all-area lift ticket, ski/board rentals,
Paul shared this

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Experience

VP of Operations
EPIC Hybrid Training
Oct 2016 – Present • 1 yr 2 mos
Greater New York City Area

Manage two group fitness studios in Manhattan.
Oversee the customer service team.
Built and maintain the franchise / brand website serving all studios nationwide.
Manage numerous email campaigns to lists and segments totaling 17K subscribers.
Evaluate and integrate ancillary SAAS platforms.

Media (2)


A Revolution in Fitness
Proven Concept. Highly Profitable.
Amazing Franchise Potential

EPIC Deck for Potential Franchisees.pdf


EPIC
HYBRID
KEEP YOU
ON THE

Own an EPIC Franchise

Event Organizer
City Bike Race
Sep 2017 – Present • 3 mos
Greater New York City Area

Be the first to race a citi bike. $30 registration 100% to charity.

Benefitting:
Navy SEAL Foundation
Coalition for Queens
Military Family Clinic at NYU Langone

How fast can a citi bike be raced if a citi bike could be raced in the City? But this is not a race (our lawyer friend made us say that).

Bike from north of 100th street in Manhattan to somewhere in Soho (to be announced) for a little party. First person to start their ride at 9AM (or after) to arrive and show Citi Bike app log of ride wins!

NOT affiliated with citi bike®.

Media (1)


BIKE FROM NORTH OF 100TH STREET
TO SOMEWHERE IN SOHO
FOR A LITTLE PARTY.
FIRST PERSON

Race Poster AM.jpg

Scout
Wefunder
Jul 2017 – Present • 5 mos
Greater New York City Area

Helping make capitalism work again.
Wefunder is like "Kickstarter for investing". We've helped fund 148 startups and small businesses, including flying cars, space rockets, breweries, hollywood studios, and potential Ebola cures. Every company we've funded is full of amazing stories.

Raise $50,000 to $50 million — without the hassle
Wefunder is the largest platform for Regulation Crowdfunding by every measure - by dollars funded, successful offerings, or number of investors.

Only Pay if You Succeed
We only charge you if your fundraising is successful. Pay nothing up-front. If you can find a better offer, we'll beat it. 7% of round (only 5% in cash)

Use this link to get $1000 discount and pay $0 up-front.
https://wefunder.com/paulbuijs/discount

Media (1)



The JOBS Act: Making capitalism work again.

Owner
Active NYC
Apr 2017 – Present • 8 mos
Greater New York City Area

Helping people find running races, triathlons, mud runs and obstacle races, CrossFit® box competitions, yoga, fitness training, extreme endurance and team building events, retreats and more active things to do in and around New York City.

Owner
Active Hawaii
Mar 2017 – Present • 9 mos
Greater New York City Area

Helping people find upcoming running races, triathlons, mud runs and obstacle races, CrossFit® box competitions, yoga, fitness training, extreme endurance and team building events, retreats + more in the magical state of Hawaii.

See more positions

Education

Florida Atlantic University
Bachelor's degree, Marketing
1999 – 2002

Featured Skills & Endorsements

Social Media Mar... · 99+
Endorsed by **Jeff Barrett and 27 others who are highly skilled at this**
Endorsed by **8 of Paul's colleagues at Philips**

WordPress · 99+
Endorsed by **Joe Jurczyk and 5 others who are highly skilled at this**
Endorsed by **2 of Paul's colleagues at Philips**

Marketing · 99+
Endorsed by **Guy Siverson and 3 others who are highly skilled at this**
Endorsed by **2 of Paul's colleagues at Philips**

See 47 more skills

Recommendations

Received (4) Given (11)



Joseph Wagner, PMP, PMI-ACP
Director Salesforce
September 30, 2011, Joseph worked with Paul in different groups

Paul is a high energy professional who upon taking the position as the Field Services Manager greatly enhanced the department. Through his leadership he ensured that the team had the training and the equipment they needed to get the job done. Paul was in constant communication with the field teams to guide and assist them in project completion. He is a team player and a leader who always provides whatever assistance it takes to get the job done.

On a personal note, his knowledge of the Emergin product line was a great asset to me when planning project implementations. Paul is a focused, driven and results oriented professional with whom I would provide my highest recommendation.



Rolando "Rolo" Soto
Project Management
February 16, 2009, Paul worked with Rolando "Rolo" in the same group

I've had the pleasure of knowing Paul for almost 4 years now. He started off as Field Service Engineer and rose thru the ranks quickly to become the manger of the Field Service Engineers. Paul is a individual who is not afraid to rollup his sleaves and do what ever it takes to get the job done. He has often gone the extra mile to get the job done regardless of time and effort it took. The project management team often fought over having Paul as a resource due to his can do attitude. As a manager Paul alway had the interest of his team at heart. He always strived to speak up on their behalf and assist them with any problems they may be having.

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Accomplishments

2 **Certifications**
Rescue Diver • CPR with AED

2 **Languages**
Dutch • English

1 **Publication**
Set Up WP Fast

Interests

Sports Executives
10 followers

WonderWork
435 followers

Domain Holdings Group
627 followers

FUSAR
330 followers

MESP, Inc.
247 followers

StartEngine
978 followers

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